UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2015

Eagle Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-25923	52-2061461
(State or other jurisdiction	(Commission file number)	(IRS Employer
of incorporation)		Number)

7830 Old Georgetown Road, Third Floor, Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  301.986.1800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On November 2, 2015, David P. Summers, a director of Eagle Bancorp, Inc. (the “Company”) and its wholly owned subsidiary EagleBank, notified the Company and Bank that he intends to resign from the Board of Directors of the Company and Bank, and all committees of which he is a member, effective as of December 31, 2015.  Mr. Summer’s resignation is not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. On November 3, 2015, the Company, EagleBank and Mr. Summers entered into a First Amendment to Mr. Summer’s Director Compensation Agreement (the “Amendment”), dated October 31, 2014, terminating that agreement effective December 31, 2015, and establishing certain matters relating to the Company’s, EagleBank’s and Mr. Summer’s’ continuing rights and obligations following his termination of service. A copy of the Amendment is included as Exhibit 10.1 to this filing.

Item 9.01                                           Financial Statement and Exhibits.

(d)                                                                                 Exhibits

10.1                        First Amendment to Director Compensation Agreement among Eagle Bancorp, Inc., EagleBank and David P. Summers

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP, INC.

By:	/s/ Ronald D. Paul
Ronald D. Paul, President, Chief Executive Officer

Dated: November 4, 2015